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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Amendment No. 1) of our report dated January 29, 2003, except for Note 17, as to which the date is September 19, 2003 relating to the consolidated financial statements and financial statement schedule of Parker Drilling Company, which appears in Parker Drilling Company's Annual report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.





PricewaterhouseCoopers LLP


Tulsa, Oklahoma
December 18, 2003